UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2020

Adicet Bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38359	81-3305277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Constitution Drive Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 315-5528

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ACET	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On September 15, 2020, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 28, 2020, by and among resTORbio, Inc. (the “Company”), Adicet Bio, Inc. (“Adicet”) and Project Oasis Merger Sub, Inc., a direct, wholly-owned subsidiary of the Company (“Merger Sub”), the Company completed the previously announced acquisition of Adicet, by means of a merger of Merger Sub with and into Adicet, with Adicet surviving such merger as a wholly owned subsidiary of the Company (the “Merger”).

Item 1.01	Entry into a Material Definitive Agreement.

Escrow Agreement

As previously disclosed, concurrently with the execution of the Merger Agreement, Adicet and the Company entered into a funding agreement (the “Funding Agreement”) with certain investors of Adicet (the “Investors”), pursuant to which the Investors committed to fund up to an aggregate of $15,000,000 (the “Funding Amount”) into an escrow account, which will be used to subscribe for shares of the Company’s common stock, par value $0.0001 per share (the “Company Common Stock”) in a concurrent private placement in connection with a private placement or public offering of Company Common Stock for aggregate gross proceeds (including the Funding Amount) to the Company of at least $30,000,000 (a “Qualified Financing”), on the same economic conditions (including the price per share paid by other investors in the Qualified Financing) and similar other terms and conditions as set forth in as set forth in the Funding Agreement the Qualified Financing. If the Company fails to consummate a Qualified Financing within twelve months of the closing of the Merger or certain other events occur, the Funding Amount will be distributed back to the Investors. Concurrently with the closing of the Merger, on September 15, 2020, the Company, the Investors and PNC Bank, National Association (the “Escrow Agent”) entered into an escrow agreement (the “Escrow Agreement”) pursuant to which the Funding Amount was deposited in an escrow account with the Escrow Agent in accordance with the terms of the Funding Agreement.

The foregoing description of the Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is attached to this report as Exhibit 10.1, and is incorporated by reference in this Item 1.01.

Contingent Value Rights Agreement

In connection with the Merger, the Company entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with Computershare Inc. and Computershare Trust Company, N.A. as joint rights agent. The CVR Agreement entitles each holder of Company Common Stock as of immediately prior to the effective time of the Merger (the “Effective Time”) to receive substantially all of the net proceeds from the commercialization, if any, received from a third party commercial partner of RTB101, a small molecule product candidate, previously developed by the Company, that is a potent inhibitor of target of rapamycin complex 1 (TORC1), for a COVID-19 related indication. The contingent value rights are not transferable, except in certain limited circumstances as provided in the CVR Agreement, will not be certificated or evidenced by any instrument and will not be registered with the Securities and Exchange Commission (“SEC”) or listed for trading on any exchange.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is attached to this report as Exhibit 10.2, and is incorporated by reference in this Item 1.01.

PacWest and Beech Hill Documents

In connection with the Merger, on September 14, 2020, Adicet and Pacific Western Bank (“PacWest”) entered into a Second Amendment (the “Second Amendment”) and, on September 15, 2020, a Third Amendment (the “Third Amendment” and, together with the Second Amendment, the “Amendments”) to that certain Loan and Security Agreement, dated April 28, 2020 (the “Loan Agreement”), by and among Adicet and PacWest. Pursuant to the Amendments and the Merger Agreement, the Company executed a secured guaranty agreement pursuant to which the Company granted PacWest a security interest in substantially all of its assets other than its intellectual property (the “Unconditional Secured Guaranty”) and the Company issued to PacWest a warrant to purchase up to 5,301 shares of Company Common Stock at an exercise price of $11.32 per share (the “PacWest Warrant”) to replace Adicet’s existing warrant with PacWest. The PacWest Warrant shall be exercisable for an additional number of shares of Company Common Stock equal to 1.00% of the aggregate original principal amount of all term loans made pursuant to the Loan Agreement (up to an aggregate maximum of 15,904 shares). The PacWest Warrant is immediately exercisable and expires on April 28, 2027.

In connection with the Merger and pursuant to the Merger Agreement, the Company also issued to Beech Hill Securities Inc. (“Beech Hill”) warrants to purchase 101,610 shares of Company Common Stock, 30,924 shares of Company Common Stock, 77,312 share of Company Common Stock and 11,044 shares of Company Common Stock, respectively, in each case at an exercise price of $11.32 per share (the “Beech Hill Warrants”), to replace Adicet’s existing warrants with Beech Hill. The Beech Hill Warrants are immediately exercisable and expire on July 25, 2026, August 21, 2026, September 19, 2026, and September 26, 2026, respectively.

The foregoing descriptions of the Second Amendment, the Third Amendment, the Unconditional Secured Guaranty, the PacWest Warrant and the Beech Hill Warrants are qualified in their entirety by reference to the full text of the agreements, which are attached to this report as Exhibits 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, and are incorporated by reference in this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets

On September 15, 2020, the Company completed the Merger pursuant to the Merger Agreement. In connection with the Merger, and immediately prior to the Effective Time, the Company effected a reverse stock split of the Company Common Stock at a ratio of 1-for-7 (the “Reverse Stock Split”). Also, in connection with the Merger, the Company changed its name from “resTORbio, Inc.” to “Adicet Bio, Inc.” (the “Name Change”), Adicet changed its name from “Adicet Bio, Inc.” to “Adicet Therapeutics, Inc.” and the business conducted by the Company became primarily the business conducted by Adicet, which is a biotechnology company discovering and developing allogeneic gamma delta T cell therapies for cancer and other diseases.

At the Effective Time, each outstanding share of Adicet capital stock was converted into the right to receive 0.1240 (the “Exchange Ratio”) shares of Company Common Stock, as set forth in the Merger Agreement. The Exchange Ratio was determined based on the total number of outstanding shares of Company Common Stock and Adicet capital stock, each on a fully diluted basis, and the respective valuations of Adicet and the Company at the time of execution of the Merger Agreement. In connection with the Merger, the Company also assumed certain outstanding Adicet warrants and Adicet stock options under Adicet’s 2015 Stock Incentive Plan (the “2015 Adicet Stock Incentive Plan”) and Adicet’s 2014 Share Option Plan (the “2014 Share Option Plan” and, together with the 2015 Adicet Stock Incentive Plan, the “Adicet Plans”), with such stock options and warrants henceforth representing the right to purchase a number of shares of Company Common Stock equal to the Exchange Ratio multiplied by the number of shares of Adicet’s capital stock previously represented by such stock options and warrants, as applicable, with a proportionate adjustment in exercise price. In connection with the Merger, the Company also assumed the Adicet Plans.

Immediately following the Effective Time, there were approximately 19,589,828 shares of Company Common Stock outstanding (post Reverse Stock Split). Immediately following the Effective Time, the former equityholders of Adicet held approximately 75% of the outstanding shares of Company Common Stock on a fully-diluted basis and the former equityholders of the Company held approximately 25% of the outstanding shares of Company Common Stock on a fully-diluted basis (in each case excluding equity incentives available for grant).

The shares of Company Common Stock listed on the Nasdaq Global Market, previously trading through the close of business on September 15, 2020 under the ticker symbol “TORC,” will commence trading on the Nasdaq Global Market, on a post-Reverse Stock Split adjusted basis, under the ticker symbol “ACET,” on September 16, 2020, at which time the Company Common Stock will be represented by a new CUSIP number, 007002108.

The issuance of the shares of Company Common Stock to the former equityholders of Adicet was registered with the SEC on a Registration Statement on Form S-4 (Reg. No. 333-239372) (the “Registration Statement”). The issuance of the shares of Company Common Stock to holders of stock options issued, or to be issued, under the Adicet Plans will be registered with the SEC on a Registration Statement on Form S-8.

The foregoing description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement that was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2020 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Second Amendment, the Third Amendment, the Unconditional Secured Guaranty and the PacWest Warrant is hereby incorporated by reference in this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As disclosed below under Item 5.07 of this Current Report on 8-K at the special meeting of the Company’s stockholders held on September 15, 2020 (the “Special Meeting”), the Company’s stockholders approved an amendment to the third amended and restated certificate of incorporation of the Company (the “Stock Split Amendment”) to effect the Reverse Stock Split.

On September 15, 2020, prior to the closing of the Merger, the Company filed the Stock Split Amendment with the Secretary of State of the State of Delaware to effect the Reverse Stock Split and the Company filed an amendment to the third amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to effect the Name Change (the “Name Change Amendment”). As a result of the Reverse Stock Split, the number of issued and outstanding shares of Company Common Stock immediately prior to the Reverse Stock Split was reduced to a smaller number of shares, such that every seven shares of Company Common Stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of Company Common Stock.

No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number, and each stockholder who would otherwise be entitled to a fraction of a share of Company Common Stock upon the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) was, in lieu thereof, entitled to receive a cash payment determined by multiplying the average closing price per share of Company Common Stock on the Nasdaq Global Market on the 10 consecutive trading days prior to September 15, 2020, by the fraction of a share of Company Common Stock to which each stockholder would otherwise be entitled.

The foregoing descriptions of the Stock Split Amendment and the Name Change Amendment are not complete and are subject to and qualified in their entirety by reference to the Stock Split Amendment and the Name Change Amendment, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 5.01	Changes in Control of Registrant

The information set forth in Item 2.01 of this Current Report on Form 8-K regarding the Merger and the information set forth in Item 5.02 of this Current Report on Form 8-K regarding the Company’s board of directors (the “Board”) and executive officers following the Merger are incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Resignation of Directors

In accordance with the Merger Agreement, Jonathan Silverstein, Chen Schor, Jeffrey Chodakewitz, David Steinberg, Paul Fonteyne, Lynne Sullivan and Michael Grissinger resigned from the Board and any respective committees of the Board of which they were members. The resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Appointment of Directors

In accordance with the Merger Agreement, on September 15, 2020, effective immediately after the Effective Time, the following individuals were appointed to the Board as directors: Chen Schor, Jeffrey Chodakewitz, Erez Chimovits, Carl Gordon, Ph.D., Aya Jakobovits, Ph.D., Yair Schindel, M.D. and Steve Dubin.

Other than pursuant to the Merger Agreement, there were no arrangements or understandings between the Company’s newly appointed directors and any person pursuant to which they were elected. None of the Company’s newly appointed directors has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Class Designations

On September 15, 2020, the Board approved the reorganization of the classes of the Board as follows:

•	Class I Directors, whose terms expire at the Company’s 2022 Annual Meeting: Aya Jakobovits and Chen Schor

•	Class II Directors, whose terms expire at the Company’s 2023 Annual Meeting: Carl Gordon, Steve Dubin and Jeffrey Chodakewitz

•	Class III Directors, whose terms expire at the Company’s 2021 Annual Meeting: Yair Schindel and Erez Chimovits

Chen Schor, Chief Executive Officer, President, Secretary and Director

Mr. Schor has served as the Company’s President and Chief Executive Officer and as a member of the Board since its incorporation in July 2016. Mr. Schor previously served as President, Chief Executive Officer and director of Synta Pharmaceuticals Corp. from May 2015 until its merger with Madrigal Pharmaceuticals in July 2016, and prior to that, from 2014 until 2016, Mr. Schor served as its Executive Vice President and Chief Operation Officer. From September 2012 to December 2014, Mr. Schor served as President and Chief Executive Officer of Novalere FP, Inc., a pre-commercial stage allergy therapeutics company. From September 2011 to October 2012, Mr. Schor served as Chief Business Officer of Eleven Biotherapeutics, an emerging therapeutics company. From March 2009 until September 2011, Mr. Schor served as Vice President of Business Development, global branded products at Teva Pharmaceuticals. Mr. Schor received his M.B.A. from Tel Aviv University, a B.A. in Economics and Accounting from Haifa University and a B.A. in Biology from Tel Aviv University. Mr. Schor was selected to serve on the Board due to his expected service as the President and Chief Executive Officer of the Company and his extensive industry knowledge.

Carl Gordon, Ph.D., Director

Dr. Gordon has served as a member of the Adicet Board of Directors (the “Adicet Board”) since August 2015. Dr. Gordon is a founding member, Managing Partner, and Co-Head of Global Private Equity at OrbiMed Advisors LLC, an investment firm. Dr. Gordon currently serves on the boards of directors of Turning Point Therapeutics, Inc., Keros Therapeutics, Inc., ORIC Pharmaceuticals, Inc., and Prevail Therapeutics, Inc. as well as several private companies. Dr. Gordon previously served on the boards of directors of Alector, Inc., X4 Pharmaceuticals, Inc. (formerly Arsanis, Inc.), Acceleron Pharma Inc., ARMO Biosciences, Inc., Intellia Therapeutics, Inc. Selecta Biosciences, Inc., Passage Bio, Inc., and SpringWorks Therapeutics Inc. Dr. Gordon received a B.A. in Chemistry from Harvard College and a Ph.D. in Molecular Biology from the Massachusetts Institute of Technology and was a Fellow at The Rockefeller University. Dr. Gordon was selected to serve as the initial Chairperson of the Board because of his venture capital experience, expertise in the scientific field of molecular biology and financial credentials.

Erez Chimovits, M.Sc., M.B.A., Director

Mr. Chimovits has served as a member of the Adicet Board since January 2016. Mr. Chimovits is a partner at OrbiMed Israel, a healthcare investment firm. He has extensive operational experience, including senior managerial experience at public companies. Prior to joining OrbiMed, he was Chief Executive Officer of NasVax Ltd. Previously, Mr. Chimovits served different roles at Compugen, as President of Compugen USA Inc. and as Executive Vice President in Commercial Operations. He currently serves as a member of the board of directors of LogicBio Therapeutics, Inc. and Novus Therapeutics, Inc. as well as several private companies. Mr. Chimovits earned his M.B.A., M.Sc. in Microbiology, and his B.Sc. from Tel Aviv University. Mr. Chimovits was selected to serve on the Board because of his venture capital experience, industry knowledge and extensive experience working for various pharmaceutical and biotechnology companies.

Steve Dubin, J.D., Director

Mr. Dubin was appointed to the Board in connection with the closing of the Merger. Since November 2011, Mr. Dubin has been a Principal in SDA Ventures LLC, a firm focused on assisting emerging growth and middle-market companies, primarily in the health & wellness and nutritional products markets, on matters including corporate development, business acquisition, customer relations, growth strategies and corporate finance. In connection with SDA Ventures LLC, Mr. Dubin acts as a Senior Advisor to Paine Schwartz Partners, LLC, a global private equity investment firm located in New York, and San Mateo, for the purpose of identifying and executing investment opportunities in the global human and animal food and nutritional products industries. From 2006 until its acquisition by Royal DSM N.V. in February 2011, Mr. Dubin served as Chief Executive Officer and a member of the board of directors of Martek Biosciences Corporation. He later served as President of DSM’s Nutritional Lipids Division from February 2011 through October 2011 and as a Senior Advisor to DSM Nutritional Products from November 2011 through October 2012.

After joining Martek in 1992 and serving in various management positions, including Chief Financial Officer, Treasurer, Secretary, General Counsel and Senior Vice President, Business Development, he served as President of Martek from 2003 to 2006. Mr. Dubin currently serves as a member of the board of directors of four privately held companies, Alcresta Therapeutics, Inc., The UCAN Company, Triton Algae Innovations, Ltd. and Phytolon LTD. From January 2014 to January 2018, Mr. Dubin served on the board of directors of Enzymotec Ltd. Mr. Dubin is a certified public accountant and a member of the Maryland Bar. He holds a bachelor’s degree in accounting from the University of Maryland and a J.D. from the National Law Center at George Washington University. Mr. Dubin was appointed to serve on the Board because of his accounting experience and extensive experience working with emerging growth and middle-market companies.

Aya Jakobovits, Ph.D., Director

Dr. Jakobovits founded Adicet, has served as a member of the Adicet Board since its incorporation in November 2014, and served as President and Chief Executive Officer of Adicet from its incorporation to February 2018. From February 2018 to February 2019, Dr. Jakobovits served as a senior strategic advisor to Adicet. Prior to starting Adicet, Dr. Jakobovits served as a Venture Partner with OrbiMed Advisors from 2011 to 2016. From September 2010 to December 2013, she served as President and Founding Chief Executive Officer of Kite Pharma Inc. From December 2007 to June 2010, she served as Executive Vice President, Head of Research and Development at Agensys Inc., an affiliate of Astellas Pharma, Inc. Before Agensys’ acquisition by Astellas, she served as Agensys’ Senior Vice President, Technology and Corporate Development and Chief Scientific Officer and led its research, development, clinical and corporate development operations from January 1999 to December 2007. Before Agensys, from 1966 to 1999, Dr. Jakobovits served as Director, Discovery Research and Principal Scientist at Abgenix Inc. which was spun out of Cell Genesys, Inc. in 1996 based on the XenoMouse® technology developed under her leadership. She joined Cell Genesys in 1989 and served ultimately as Director, Molecular Immunology. Dr. Jakobovits currently serves on the boards of directors of Dyve Biosciences Inc., Yeda Research and Development Co. Ltd. and the UCLA Technology Development Corporation. Dr. Jakobovits previously served on the boards of directors of cCAM therapeutics Ltd. from 2013 to 2015 and the Alliance for Cancer Gene Therapy from 2015 to 2019. Dr. Jakobovits received her B.Sc. from the Hebrew University of Jerusalem, her M.Sc. in Chemistry and Ph.D. in Life Sciences from the Weizmann Institute of Sciences, Israel, and was a postdoctoral fellow at University of California, San Francisco and at Genentech, Inc. Dr. Jakobovits was selected to serve on the Board because of her expertise, experience, and track record in forming and growing successful companies and in developing immunotherapy platform technologies and oncology products.

Yair Schindel, M.B.A., M.D., Director

Dr. Schindel has served as a member of the Adicet Board since September 2019. Dr. Schindel is the Managing Partner and Co-Founder of aMoon Fund, an investment house focused on accelerating cure in healthcare and life sciences. Prior to his time at aMoon, Dr. Schindel was the founding CEO of “Digital Israel”, the State of Israel’s National Digital Bureau which was setup at the Prime Minister’s Office to accelerate digital transformation nationally. Dr. Schindel was also the founder of the MAOZ Network, an NGO building collaboration between Israel’s most influential public leaders. Dr. Schindel earned his BSc and MD degrees at Ben-Gurion University Goldman Medical School and his MBA at Harvard Business School. Dr. Schindel was selected to serve on the Board because of his venture capital experience and his past experience in the development and business strategy of multiple companies in the life sciences sector.

Jeffrey Chodakewitz, M.D., Director

Dr. Chodakewitz has served as a member of the Board since August 2018. From April 2018 through March 2019, Dr. Chodakewitz served as Executive Vice President, Clinical Medicine and External Innovation, at Vertex Pharmaceuticals. Prior to that role, Dr. Chodakewitz held the roles of Chief Medical Officer and Executive Vice President, Global Medicines Development and Medical Affairs at Vertex from January 2014 to April 2018 and was a member of the Vertex Executive Committee. Prior to joining Vertex in January 2014, he spent over 20 years at Merck & Co., where he served in a number of positions including Head of Infectious Diseases and Vaccines Global Development from August 2013 to December 2013, Senior Vice President of Global Scientific Strategy (Infectious Disease, Respiratory & Immunology) from January 2013 to August 2013 and Senior Vice President of Late Stage

Development from March 2011 to January 2013. Dr. Chodakewitz is a Diplomate of the National Board of Medical Examiners and the American Board of Internal Medicine (both Internal Medicine and Infectious Disease). Dr. Chodakewitz currently serves on the board of Tetraphase Pharmaceuticals, Inc. and Freeline Therapeutics Ltd. He holds a B.S in Biochemistry cum laude from Yale University and an M.D. from the Yale University School of Medicine. Dr. Chodakewitz was selected to serve on the Board because of his extensive experience working for various pharmaceutical and biotechnology companies.

Committees

Audit Committee

In connection with the closing of the Merger, Steve Dubin, Jeffrey Chodakewitz and Yair Schindel were appointed to the audit committee of the Board, and Steve Dubin was appointed the chair of the audit committee.

Compensation Committee

In connection with the closing of the Merger, Carl Gordon, Aya Jakobovits and Jeffrey Chodakewitz were appointed to the compensation committee of the Board, and Carl Gordon was appointed the chair of the compensation committee.

Nominating and Corporate Governance Committee

In connection with the closing of the Merger, Erez Chimovits, Aya Jakobovits and Steve Dubin were appointed to the nominating and corporate governance committee of the Board, and Erez Chimovits was appointed the chair of the nominating and corporate governance committee.

Indemnification Agreements

On September 15, 2020, each of the newly appointed directors entered into the Company’s standard form of Indemnification Agreement, which is attached as Exhibit 10.8 to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of Executive Officers

In accordance with the Merger Agreement and an action of the Board, on September 15, 2020, the Board appointed Chen Schor as the Company’s Chief Executive Officer, President, Secretary and Director, Stewart Abbot, M.D. as the Company’s Senior Vice President, Chief Scientific Officer and Chief Operating Officer, Francesco Galimi as the Company’s Senior Vice President and Chief Medical Officer, Lloyd Klickstein as the Company’s Chief Innovation Officer and Carrie Krehlik as the Company’s Senior Vice President and Chief Human Resource Officer, each effective as of the closing of the Merger and to serve at the discretion of the Board. Each of Mr. Schor, Mr. Abbot, Mr. Galimi, Mr. Klickstein and Ms. Krehlik have been determined by the Board to be executive officers of the Company.

On September 14, 2020, Joan Mannick, M.D. resigned from her position as the Chief Medical Officer of the Company. In connection with the Merger, she will become the Head of TORC1 Infectious Disease Program of the Company, effective as of the closing of the Merger. Dr. Mannick will no longer be an executive officer of the Company.

There are no family relationships among any of the Company’s newly appointed executive officers. None of the Company’s newly appointed executive officers has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Chen Schor. Mr. Schor’s biographical information is disclosed in the section above under the heading “Appointment of Directors.”

Stewart Abbot, Ph.D., Senior Vice President, Chief Scientific Officer and Chief Operating Officer

Dr. Abbot has served as Adicet’s Senior Vice President, Chief Scientific Officer and Chief Operating Officer since July 2018. From July 2015 to June 2018, Dr. Abbot served as the VP of Translational Research and Chief Development Officer of Fate Therapeutics, Inc., a clinical-stage biopharmaceutical company developing cellular immunotherapies for cancer and immune disorders. From June 2007 to July 2015, Dr. Abbot held multiple positions at Celgene Cellular Therapeutics, where he assisted with various cell therapy research and development programs. From October 2003 to June 2007, Dr. Abbot held various positions at GE Healthcare Biosciences and GE Global Research. Dr. Abbot received a B.Sc. in Biological Sciences from Edinburgh University, a M.Sc. in Biomedical Engineering from the University of Strathclyde, and a Ph.D. in Cell Biology and Pathology from the University of London.

Francesco Galimi, M.D., Ph.D., Senior Vice President and Chief Medical Officer

Dr. Galimi has served as Adicet’s Senior Vice President, Chief Medical Officer in September 2019. Prior to Adicet, Dr. Galimi worked at Amgen Inc., where he served as Global Program General Manager, Early Development from 2015 to 2019. During his tenure at Amgen, he was responsible for the cross-functional strategy and execution of a portfolio of oncology programs, from pre-IND to late-stage. From 2014 to 2015, Dr. Galimi was the Head of Clinical Development at Onyx Pharmaceuticals Inc., where he led the Oncology Clinical Development Group. From 2011 to 2014 he served in leadership roles at the Genomics Institute of the Novartis Research Foundation, leading the early development of a portfolio of oncology programs. Dr. Galimi holds a M.D. from the University of Torino Medical School with a specialty certification in Medical Oncology, and a Ph.D. from the University of Torino Medical School.

Lloyd Klickstein, M.D., Ph.D., Chief Innovation Officer

Dr. Klickstein has served as the Company’s Chief Scientific Officer since May 2019. Prior to joining the Company, Dr. Klickstein was Head of Translational Medicine for the New Indication Discovery Unit (NIDU) and the Exploratory Disease Area (Dax) at Novartis Institutes for Biomedical Research. Under his decade of leadership, NIDU & Dax teams carried multiple projects forward from target identification through clinical proof-of-concept in novel areas of drug development including liver disease, hearing loss and aging, among others. Prior to his 13 years at Novartis, Dr. Klickstein was an academic physician-scientist at Brigham & Women’s Hospital (BWH) in Boston, where he directed an NIH-funded basic research laboratory and maintained an active clinical practice in the Arthritis Center. Dr. Klickstein received his B.S. degree from Tufts University, his M.D. and Ph.D. degrees from Harvard University, completed post-graduate clinical training in Internal Medicine, Rheumatology & Immunology at BWH and a post-doctoral research fellowship at the Center for Blood Research in Boston.

Carrie Krehlik, M.B.A., Senior Vice President and Chief Human Resources Officer

Ms. Krehlik has served as Adicet’s Senior Vice President and Chief Human Resource Officer since November 2017. From July 2016 to November 2017, Ms. Krehlik served as a consultant to Blue Beyond Consulting. From July 2015 to June 2016, Ms. Krehlik served as the Vice President of Human Resources of ZS Pharma, Inc., a biopharmaceutical company developing therapies for ion imbalances. From December 2012 to March 2015, Ms. Krehlik served as the Vice President of Human Resources at InterMune, a biopharmaceutical company developing and commercializing therapies in pulmonology and orphan fibrotic diseases. Ms. Krehlik received a B.Sc. in Organizational Behavior from Miami University, and an MBA in International Business from San Francisco State University.

Item 5.03	Amendments to Certificate of Incorporation

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 5.07	Submission of Matters to a Vote of Security Holders

On September 15, 2020, the Company held its Special Meeting. The following is a brief description of the final voting results for each of the proposals submitted to a vote of the stockholders at the Special Meeting. The final voting results do not reflect the Reverse Stock Split.

(a) Proposal 1 — Approval of the Issuance of Common Stock in the Merger. Stockholders approved the issuance of Company Common Stock by the Company pursuant to the Merger Agreement and the resulting “change in control” of the Company under the rules of The Nasdaq Stock Market LLC, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,468,689	328,511	18,560	9,089,725

(b) Proposal 2 — Approval of the Reverse Stock Split. The Stock Split Amendment was approved, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,120,195	725,171	60,119	0

(c) Proposal 3 — Approval of the Amendment to the Company’s 2018 Stock Option and Incentive Plan. The stockholders approved the amendment to the Company’s 2018 Stock Option and Incentive Plan, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,687,459	6,100,386	27,915	9,089,725

(h) Proposal 4 — Consider and Vote Upon an Adjournment of the Special Meeting. The adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1, 2 and/or 3 was approved, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,938,296	843,843	123,346	0

Item 7.01

The Company from time to time presents and/or distributes to the investment community at various industry and other conferences slide presentations to provide updates and summaries of its business. A copy of its current corporate slide presentation is furnished herewith as Exhibit 99.1 and incorporated herein by reference. The Company undertakes no obligation to update, supplement or amend the materials furnished herewith as Exhibit 99.1.

Item 8.01	Other Events.

Adicet Therapeutics, Inc.’s Risk Factors, Adicet Therapeutics, Inc.’s Management’s Discussion and Analysis of Financial Condition and Results of Operations and Adicet Therapeutics, Inc.’s Business Section are filed herewith and attached hereto as Exhibits 99.2, 99.3 and 99.4 respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The audited financial statements of Adicet Therapeutics, Inc. contemplated by this Item are filed as Exhibit 99.5 to this Current Report on Form 8-K and incorporated herein by reference.

The unaudited financial statements of Adicet Therapeutics, Inc. contemplated by this Item are filed as Exhibit 99.6 to this Current Report on Form 8-K and incorporated herein by reference.

(b) Pro Forma Financial Information.

The pro forma financial information contemplated by this Item is filed as Exhibit 99.7 to this Current Report on Form 8-K and incorporated herein by reference.

(d) Exhibits

Below is a list of exhibits included with this Current Report on Form 8-K.

Exhibit No.	Document

2.1	Agreement and Plan of Merger, dated as of April 28, 2020, by and among the Company (formerly resTORbio, Inc.), Adicet Therapeutics, Inc. (formerly Adicet Bio, Inc.) and Project Oasis Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K (File No. 001-38359) filed on April 29, 2020).

3.1	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation Of resTORbio, Inc. related to the Reverse Stock Split, dated September 15, 2020.

3.2	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation Of resTORbio, Inc. related to the Name Change, dated September 15, 2020.

10.1	Escrow Agreement, dated as of September 15, 2020 by and among resTORbio, Inc. and the investors listed on the Schedule of Investors attached thereto.

10.2+	Contingent Value Rights Agreement, dated as of September 15, 2020 by and among resTORbio, Inc., Computershare Inc. and Computershare Trust Company, N.A.

10.3	Second Amendment to Loan and Security Agreement, dated as of September 14, 2020, by and between Pacific West Bank and Adicet Therapeutics, Inc.

10.4	Third Amendment to Loan and Security Agreement, dated as of September 15, 2020, by and between Pacific West Bank and Adicet Therapeutics, Inc.

10.5	Form of Warrant to Purchase Common Stock issued to Beech Hill Securities, dated September 15, 2020.

10.6	Warrant to Purchase Common Stock issued to PacWest Bancorp, dated September 15, 2020.

10.7	Unconditional Secured Guaranty, dated September 15, 2020.

10.8#	Form of Director Indemnification Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1, as amended, (File No. 333-222373) filed with the SEC on January 16, 2018).

10.9#	Transition Agreement, dated April 28, 2020, as amended, by and between Adicet Therapeutics, Inc. and Anil Singhal.

10.10#	Independent Contractor Services Agreement, dated as of April 28, 2020, by and between Adicet Therapeutics, Inc. and Anil Singhal.

10.11	[Omitted]

10.12	[Omitted]

10.13#	Adicet Therapeutics, Inc. 2015 Stock Incentive Plan

10.14#	Adicet 2015 Plan - Israeli Sub Plan

10.15#	Form of Adicet Therapeutics, Inc. 2015 Stock Incentive Plan Stock Option Agreement (Immediately Exercisable)

10.16#	Form of Adicet Therapeutics, Inc. 2015 Stock Incentive Plan Stock Option Agreement (Non-Immediately Exercisable)

10.17#	Form of Adicet Therapeutics, Inc. 2015 Stock Incentive Plan Stock Option Agreement (Israel 3(i))

10.18#	Form of Adicet Therapeutics, Inc. 2015 Stock Incentive Plan Stock Option Agreement (Israel - 102)

10.19#	Form of Adicet Therapeutics, Inc. 2015 Stock Incentive Plan Restricted Stock Purchase Award Agreement

10.20#	Adicet Therapeutics, Inc. Share Option Plan (2014)

10.21#	Amendment No. 1 to the Adicet Therapeutics, Inc. Share Option Plan (2014)

10.22#	Form of Adicet Therapeutics, Inc. Share Option Plan (2014) Stock Option Award Notice

10.23*	Lease Agreement, dated as of October 31, 2018, by and between Westport Office Park, LLC and Adicet Therapeutics, Inc.

10.24*	Business Park Lease, dated as of September 30, 2015, by and between Adicet Therapeutics, Inc. and David D. Bohannon Organization.

10.25*	Amendment to Business Park Lease, dated as of September 2019, between Adicet Therapeutics, Inc. and David D. Bohannon Organization.

10.26*	Loan and Security Agreement, dated as of April 28, 2020, between Adicet Therapeutics, Inc. and Pacific Western Bank.

10.27+*	Amended and Restated License Agreement, dated as of May 21, 2014, by and between Technion Research and Development Foundation Ltd., acting on behalf of itself and the Technion-Israel Institute of Technology, and Adicet Therapeutics, Inc. as successor in interest to Applied Immune Technology, Ltd.

10.28+*	Amendment No. 1 to Amended and Restated License Agreement, dated as of June 30, 2015, by and between Technion Research and Development Foundation Ltd., acting on behalf of itself and the Technion-Israel Institute of Technology, and Applied Immune Technology, Ltd.

10.29+*	Amendment No. 2 to Amended and Restated License Agreement, dated as of January 13, 2016, by and between Technion Research and Development Foundation Ltd., Applied Immune Technology, Ltd., and Adicet Therapeutics, Inc.

10.30+*	License and Collaboration Agreement, dated as of July 29, 2016, by and between Adicet Therapeutics, Inc. and Regeneron Pharmaceuticals, Inc.

10.31+*	Amendment No. 1 to License and Collaboration Agreement, dated as of April 24, 2019, by and between Adicet Therapeutics, Inc. and Regeneron Pharmaceuticals, Inc.

10.32*	Amendment No. 1 to Loan and Security Agreement, dated as of July 8, 2020, between Adicet Therapeutics, Inc. and Pacific Western Bank.

10.33#	First Amendment to the Adicet Bio, Inc. 2018 Stock Option and Incentive Plan.

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Corporate slide presentation of Adicet Bio, Inc., dated September 16, 2020.

99.2	Adicet Therapeutics, Inc. Risk Factors

99.3	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Adicet Therapeutics, Inc.

99.4	Business Section of Adicet Therapeutics, Inc.

99.5	Consolidated financial statements of Adicet Therapeutics, Inc.

99.6	Condensed Consolidated Financial Statements (Unaudited) of Adicet Therapeutics, Inc.

99.7	Unaudited Pro Forma Condensed Combined Financial Information

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	Indicates a management contract or any compensatory plan, contract or arrangement
+

Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit were omitted by means of marking such portions with an asterisk because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

*

Non-material schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Adicet Bio, Inc.

By:	/s/ Chen Schor
Name:	Chen Schor
Title:	President and Chief Executive Officer

Date: September 16, 2020